Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51741) pertaining to the Harley-Davidson, Inc. Director Stock Plan;

(2)	Registration Statement (Form S-8 No. 333-123405) pertaining to the Harley-Davidson, Inc. 2004 Incentive Stock Plan;

(3)	Registration Statement (Form S-8 No. 333-166549) pertaining to the Harley-Davidson, Inc. 2009 Incentive Stock Plan;

(4)	Registration Statement (Form S-8 No. 333-171813) pertaining to the Harley-Davidson, Inc. Stock Purchase Plan;

(5)
Registration Statement (Form S-8 Nos. 333-181761) of Harley-Davidson, Inc. pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees, and the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees;

(6)	Registration Statement (Form S-8 No. 333-199972) pertaining to the Harley-Davidson, Inc. 2014 Incentive Stock Plan;
(7) Registration Statement (Form S-8 No. 333-231340) pertaining to the Harley-Davidson, Inc. pertaining to the Harley-Davidson Retirement Savings Plan for Salaried Employees, the Harley-Davidson Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees, the Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees, and the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees

of our reports dated February 19, 2020, with respect to the consolidated financial statements and schedule of Harley-Davidson, Inc. and the effectiveness of internal control over financial reporting of Harley-Davidson, Inc., included in this Annual Report (Form 10-K) of Harley-Davidson, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 19, 2020